FORM 8-A

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                           U.S.I. HOLDINGS CORPORATION
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             (Exact name of registrant as specified in its charter)

Delaware                                                13-3771733
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(State of incorporation or organization)   (I.R.S. Employer Identification No.)


50 California Street, 24th Floor
San Francisco, California                                       94111
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(Address of principal executive offices)                     (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

         Title of each class              Name of each exchange on which
         to be so registered              each class is to be registered
         -------------------              ------------------------------

         None                             N.A.

     If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [ ]

     If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [ x ]

     Securities Act registration statement file number to which this form relates:

         333-87258 (if applicable)
         ---------

     Securities to be registered pursuant to Section 12(g) of the Act:

         Common Stock, par value $.01 per share
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                                (Title of class)


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Item 1. Description of Registrant's Securities to Be Registered.

     The information required by Item 202 of Regulation S-K is contained in the Registration Statement on Form S-1 (Reg. No. 333-87258) of U.S.I. Holdings Corporation (the "Registration Statement"), filed with the Securities and Exchange Commission on April 30, 2002, as amended on May 28, 2002, July 3, 2002, August 6, 2002, August 30, 2002, October 1, 2002 and October 17, 2002, under the caption "Description of Capital Stock," and is incorporated herein by reference. This registration statement shall be deemed to incorporate by reference the description of the registrant's securities to be included under the caption "Description of Capital Stock" in any prospectus to be subsequently filed by the registrant pursuant to Rule 424(b) under the Securities Act of 1933, as amended.


Item 2. Exhibits

     Not applicable.





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                                    SIGNATURE


     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

                                 U.S.I. HOLDINGS CORPORATION


Date: October 17, 2002          By:   /s/ ERNEST J. NEWBORN, II
                                      ----------------------------
                                      Name:   Ernest J. Newborn, II
                                      Title:  Senior Vice President, General
                                                Counsel and Secretary